ORGENESIS INC.
(the “Company”)

COMPENSATION COMMITTEE CHARTER
(adopted as of December 27, 2012)

1.	PURPOSE OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”) of the Company.  The role of the Committee is to:

(a)	review and recommend to the Board the appropriate compensation level for the Company’s executive officers;

(b)	oversee the Company’s compensation and benefit plans, policies and practices, including its executive compensation plans and incentive-compensation and equity-based plans;

(c)	monitor and evaluate, at the Committee’s sole discretion, matters relating to the compensation and benefits structure of the Company; and

(d)	take such other actions within the scope of this Charter as the Board may assign to the Committee from time to time or as the Committee deems necessary or appropriate.

2.	COMPOSITION, OPERATIONS AND AUTHORITY

Composition

The Committee shall be composed of members of the Board, the number of which shall be fixed from time to time by resolution adopted by the Board.  At least one member of the Committee shall be independent as determined by the Board in accordance with the applicable requirements of the laws governing the Company, the applicable stock exchanges on which the Company’s securities are listed and applicable securities regulatory authorities (collectively, the “Applicable Law”).

Members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified or until their earlier retirement, resignation or removal.  Any member of the Committee may be removed by the Board in its discretion.  However, a member of the Committee shall automatically cease to be a member of the Committee upon either ceasing to be a director of the Board or, if applicable, ceasing to be independent as required in this Section 2 of this Charter.  Vacancies on the Committee will be filled by the Board.

Authority

The authority of the Committee is subject to the provisions of this Charter, the bylaws of the Company, such limitations as may be imposed by the Board from time to time and Applicable Law.

The Committee shall have the authority to (i) retain (at the Company’s expense) its own legal counsel and other advisors and experts that the Committee believes, in its sole discretion, are needed to carry out its duties and responsibilities, including, without limitation, the retention of a compensation consultant to assist the Committee in evaluating director and executive officer compensation; and (ii) conduct investigations that it believes, in its sole discretion, are necessary to carry out its responsibilities.  In addition, the Committee shall have the authority to request any officer, director or employee of the Company, or any other persons whose advice and counsel are sought by the Committee, such as members of the Company’s management or the Company’s outside legal counsel and independent accountants, to meet with the Committee or any of its advisors and to respond to their inquiries.  The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

The Committee shall have the authority to delegate to one or more of its members, responsibility for developing recommendations for consideration by the Committee with respect to any of the matters referred to in this Charter.

Operations

The Board may appoint one member of the Committee to serve as chair of the Committee (the “Chair”), but if it fails to do so, the members of the Committee shall designate a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.  If the Chair of the Committee is not present at any meeting of the Committee, an acting Chair for the meeting shall be chosen by majority vote of the Committee from among the members present.  In the case of a deadlock on any matter or vote, the Chair shall refer the matter to the Board.  The Committee may appoint a secretary who need not be a director of the Board or Committee.

The Chair shall preside at each meeting of the Committee and set the agendas for the Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings as long as they are not inconsistent with any provisions of the Company’s constating documents or this Charter.

The Committee shall have regular meetings (in person or by telephonic meeting) on at least a semi-annual basis or more frequently as circumstances dictate.  The Committee shall maintain written minutes or other records of its meetings and activities, which shall be duly filed in the Company’s records.  The Committee shall meet separately, on at least an annual basis, with the Chief Executive Officer, the vice president of human resources (or similar position) and any other corporate officers as the Board and the Committee deem appropriate to discuss and review the performance criteria and compensation levels of key executive officers.

Except as otherwise required by the Company’s constating documents, a majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.  The Committee may also act by unanimous written consent in lieu of a meeting.

The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

3.	RESPONSIBILITIES AND DUTIES

The Committee’s primary responsibilities are to:

(a)	review the adequacy and form of compensation of the Company’s executive officers and ensure that the compensation realistically reflects the risks and responsibilities of such positions;

(b)	review and recommend to the Board for approval policies relating to compensation of the Company’s executive officers and directors;

(c)	review the performance of the Company’s executive officers and recommend annually to the Board for approval the amount and composition of compensation to be paid to the Company’s executive officers;

(d)
review and make recommendations to the Board with respect to pension, stock option and other incentive plans, benefit plans, perquisites and other remuneration matters with respect to the Company’s executive officers;

(e)	review the appointment or discharge of any of the Company’s executive officers;

(f)
review and approve the corporate goals and objectives relevant to compensation of the Chief Executive Officer (the “CEO”) and recommend them to the Board for approval, lead the evaluation of the CEO’s performance in light of these goals and objectives and recommend the compensation of the CEO based on this evaluation;

(g)
review the adequacy and form of compensation of directors and ensure that the compensation realistically reflects the responsibilities and risks of such positions and fix the amount and composition of compensation to be paid to members of the Board and the committees thereof;

(h)	review and assess the Company’s compensation and benefit policies programs relating to all employees;

(i)
review at least annually the corporate goals and objectives of the Company’s executive compensation plans, incentive-compensation and equity based plans and other general compensation plans (collectively the “Company Plans”), and if appropriate, recommend that the Board amend these goals and objectives;

(j)
review at least annually the Company Plans in light of the Company’s goals and objectives with respect to such plans, and, if the Committee deems it appropriate, recommend to the Board the adoption of new, or the amendment of existing, Company Plans;

(k)	monitor and assess the Company’s compliance with the requirements established by the Applicable Law;

(l)	review executive compensation disclosure prior to public disclosure or filing with any securities regulatory authorities;

(m)	issue an annual report on executive compensation for inclusion in the Company’s public filings, if required by Applicable Law;

(n)	administer and otherwise exercise the various authorities prescribed for the Committee by any of the Company Plans;

(o)
review, and if appropriate recommend for approval, any agreements between the Company and the CEO or the Company and its executive officers, including those assessing retirement, termination of employment or other special circumstances, as appropriate;

(p)
exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board;

(q)	report to the Board on all other matters and recommendations made by the Committee;

(r)	report to the Board following each meeting of the Committee and at such other times as the Board may consider appropriate;

(s)	maintain minutes and other records of meetings and activities of the Committee;

(t)	follow the process established for all committees of the Board for assessing the Committee’s performance; and

(u)	review and assess the adequacy of this Charter on an annual basis and, where necessary or desirable, recommend changes to the Board.